Exhibit 99.1

[ONEOK Partners Logo]	NEWS
November 28, 2007	Analyst Contact: Christy Williamson
918-588-7163
Media Contact: Tom Droege
918-588-7561

ONEOK Partners to Present at Wachovia's 2007

Pipeline and MLP Conference

TULSA, Okla. - Nov. 28, 2007 - ONEOK Partners, L.P. (NYSE: OKS) will present at the 6th Annual Wachovia Capital Markets, LLC Pipeline & MLP Symposium on Thursday,

Dec. 6, 2007, in New York City at 11:05 a.m. Eastern Standard Time (10:05 a.m. Central

Standard Time).

John W. Gibson, chairman, president and chief executive officer of ONEOK Partners will present.

A slide presentation will be available Dec. 6 on the partnership's Web site at

http://www.oneokpartners.com.

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ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting much of the natural gas and NGL supply in the Mid-Continent with key market centers. Our general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 45.7 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com. OKS-FV

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